UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☒           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

COPYTELE, INC.
(Name of Registrant as Specified in Its Charter)

BRUCE F. JOHNSON JOHN D. REYNOLDS DAVID RICHARDS LEWIS TITTERTON ROBERT I. WEBBER THE COMMITTEE TO ENHANCE COPYTELE
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

2

Preliminary Consent Statement - Subject to Completion
Dated May 28, 2010

THE COMMITTEE TO ENHANCE COPYTELE

_______, 2010

To Our Fellow CopyTele, Inc. Stockholders:

The members of The Committee to Enhance CopyTele (the “Committee”) are significant stockholders of CopyTele, Inc., a Delaware corporation (“CopyTele” or the “Company”).  The members of the Committee, which include Bruce F. Johnson, John D. Reynolds, David Richards, Lewis Titterton and Robert I. Webber, own in the aggregate approximately 7.9% of the outstanding shares of the Company, making us collectively one of the Company’s largest stockholders.

The Committee is extremely dissatisfied with the current direction of the Company, namely the Company’s dismal financial performance and the lack of communication by the Company’s Board of Directors (the “Board”) with its stockholders.  The Company has had net losses and negative cash flows from operations in each year since its inception and has consistently underperformed both the Nasdaq Stock Market U.S. Index and the Nasdaq Electronic Components Stock Index over the past five years.  The Company's stock was trading at $2.06 ten years ago.  It recently closed as low as $ 0.29.

The Board lacks independence, accountability and proper oversight, all of which we believe to be necessary functions of proper corporate governance.  According to the Company’s 2009 Proxy Statement, none of the Company’s current directors are “independent” under the Nasdaq Stock Market’s standards.  It is time for a change in the Company's Board and we believe "new blood" is needed now to reinvigorate CopyTele.

We are also exceedingly frustrated with the Board for having approved a series of dilutive stock issuances, including having issued themselves large quantities of common stock that greatly dilutes the value of the shares of the stockholders who have invested significant capital to acquire them.

That is why we are conducting this solicitation seeking to add our three qualified, independent nominees, Bruce F. Johnson, Lewis Titterton and Robert I. Webber, as directors.

Through the enclosed Consent Solicitation Statement and WHITE consent card, we are soliciting your consent for a number of proposals, the effect of which will be to add three highly qualified director nominees to the Board.  By providing your consent, you will help to enable the proposals we have made to reconstitute the Board succeed and help ensure that stockholders best interests are being looked after by the Board.  We urge all stockholders to support this effort.

We urge you to carefully consider the information contained in the attached Consent Statement and then support our efforts by signing, dating and returning the enclosed WHITE consent card today.  The attached Consent Statement and the enclosed WHITE consent card are first being furnished to the stockholders on or about [_______], 2010.  We urge you not to sign any revocation of consent card that may be sent to you by CopyTele.  If you have done so, you may revoke that revocation of consent by delivering a later dated WHITE consent card to The Committee to Enhance CopyTele, , or to the principal executive offices of CopyTele.

If you have any questions or require any assistance in executing your consent, please contact John D. Reynolds at One North Clematis Street, West Palm Beach, Florida 33401 or [phone].

Thank you for your support,

The Committee to Enhance CopyTele

Preliminary Consent Statement - Subject to Completion
Dated May 28, 2010

COPYTELE, INC.
_________________________

CONSENT STATEMENT

OF

THE COMMITTEE TO ENHANCE COPYTELE

_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE CONSENT CARD TODAY

This Consent Statement and the enclosed WHITE consent card are being furnished by The Committee to Enhance CopyTele (the “Committee”) in connection with our solicitation of written consents from you, holders of shares of Common Stock, par value $0.01 per share (the “Common Stock”), of CopyTele, Inc., a Delaware corporation (“CopyTele” or the “Company”).  A solicitation of written consents is a process that allows a company’s stockholders to act by submitting written consents to any proposed stockholder actions in lieu of voting in person or by proxy at an annual or special meeting of stockholders.  The Committee is comprised of Bruce F. Johnson, John D. Reynolds, David Richards, Lewis Titterton and Robert I. Webber.  We are soliciting written consents from the holders of shares of Common Stock to take the following actions (each, as more fully described in this Consent Statement, a “Proposal” and together, the “Proposals”), in the following order, without a stockholders’ meeting, as authorized by Delaware law:

Proposal No. 1 – Amend CopyTele’s Amended and Restated Bylaws (“the Bylaws”) to allow only stockholders to fix the number of directors of the Company and to set the size of the Company’s Board of Directors (the “Board”) at six directors (the “Board Size Proposal”);

Proposal No. 2 – Amend the Bylaws to allow newly created directorships resulting from an increase in the size of the Board to be filled only by a vote of the stockholders (the “Vacancy Proposal”);

Proposal No. 3 - Subject to approval of Proposals 1 and 2, elect each of Bruce F. Johnson, Lewis Titterton and Robert I. Webber (each, a “Nominee” and collectively, the “Nominees”) to serve as a director of CopyTele (or, if any such Nominee is unable or unwilling to serve as a director of CopyTele, any other person designated as a Nominee by the Committee) (the “Election Proposal”); and

Proposal No. 4 - Repeal any provision of the Bylaws in effect at the time this proposal becomes effective that was not included in the Bylaws that became effective on August 4, 2008, and were filed with the Securities and Exchange Commission on August 8, 2008 (the “Bylaw Restoration Proposal”).

Bruce F. Johnson, John D. Reynolds, David Richards, Lewis Titterton, Robert I. Webber and the Committee are members of a group formed in connection with this consent solicitation and are deemed participants in this consent solicitation.  See “Additional Information Concerning the Participants.”

This Consent Statement and the enclosed WHITE consent card are first being sent or given to the stockholders of CopyTele on or about [________], 2010 (the “Mailing Date”).

We are soliciting your consent in favor of approving the amendments to the Bylaws and  electing the Nominees because we do not believe the current Board has been acting in the best interests of the Company’s stockholders.  If successful in our consent solicitation, then the Board will be composed of the three Nominees and continuing directors Henry P. Herms, Denis A. Krusos and George P. Larounis.

We are also soliciting your consent in favor of the adoption of the Vacancy Proposal to ensure that, if the size of the Board is increased to six directors, the stockholders have the ability to elect the Nominees to the Board to fill such newly created directorships.

In addition, we are soliciting your consent in favor of the adoption of the Bylaw Restoration Proposal to ensure that the incumbent Board does not take any action that could limit the effect of your consent to set the size of the Board at six and elect the Nominees as set forth herein through changes to the Bylaws not filed with the Securities and Exchange Commission (“SEC”) on or before August 8, 2008, which have the effect of limiting existing stockholders’ rights and abilities to take action in their capacity as stockholders of CopyTele.

On [_______], 2010, the Committee delivered to the Secretary of CopyTele a written request for the Board to fix a record date in accordance with the Bylaws for determining stockholders entitled to give their written consent to the Proposals (the “Record Date”).  Under the applicable provisions of the Bylaws, stockholders of record as of the close of business on the Record Date will be entitled to one vote for each share of Common Stock.

THE COMMITTEE URGES YOU TO SIGN, DATE AND RETURN THE WHITE CONSENT CARD IN FAVOR OF THE PROPOSALS DESCRIBED HEREIN.

The effectiveness of each of the Proposals requires the affirmative consent of the holders of record of a majority of the Common Stock outstanding as of the close of business on the Record Date.  Each Proposal will be effective without further action when we deliver to CopyTele such requisite number of consents.  The Board Size Proposal, the Vacancy Proposal and the Bylaw Restoration Proposal are not subject to, or conditioned upon, the effectiveness of the other Proposals.  The Election Proposal is conditioned upon the authority of stockholders to fix the number of directors and to increase of the size of the Board to six directors pursuant to the Board Size Proposal and the exclusive ability of stockholders to fill newly created directorships resulting from an increase in the size of the Board pursuant to the Vacancy Proposal.  If stockholders are not able to fix the size of the Board, do not increase the size of the Board to six directors and are not able to fill the newly created directorships, pursuant to the Board Size Proposal and the Vacancy Proposal, then stockholders will not be able to elect the Nominees pursuant to the Election Proposal.

In addition, none of the Proposals will be effective unless the delivery of the written consents complies with Section 228(c) of the DGCL.  For the Proposals to be effective, properly completed and unrevoked written consents must be delivered to CopyTele within sixty (60) days of the earliest dated written consent delivered to CopyTele.  John D. Reynolds intends to deliver a signed written consent to CopyTele on [__________], 2010. Consequently, by [__________], 2010, the Committee will need to deliver properly completed and unrevoked written consents to the Proposals from the holders of record of a majority of the shares of Common Stock outstanding as of the close of business on the Record Date.  We intend to set [___________], 2010 as the goal for submission of written consents.

WE URGE YOU TO ACT TODAY TO ENSURE THAT YOUR CONSENT WILL COUNT.  The Committee reserves the right to submit to CopyTele consents at any time within sixty (60) days of the earliest dated written consent delivered to CopyTele.  See “Consent Procedures” for additional information regarding such procedures.

As of the Mailing Date, the members of the Committee were the beneficial owners of an aggregate of 11,528,550 shares of Common Stock, which currently represent approximately 7.9% of the issued and outstanding shares of Common Stock.  The Committee intends to express consent in favor of the Proposals with respect to all of such shares of Common Stock.

As of [_________], 2010, there were [________] shares of Common Stock issued and outstanding.  The mailing address of the principal executive offices of CopyTele is 900 Walt Whitman Road, Melville, New York 11747.

We urge you to vote in favor of the Proposals by signing, dating and returning the enclosed WHITE consent card.  The failure to sign and return a consent will have the same effect as voting against the Proposals.  Please note that in addition to signing the enclosed WHITE consent card, you must also date it to ensure its validity.

THIS CONSENT SOLICITATION IS BEING MADE BY THE COMMITTEE TO ENHANCE COPYTELE AND NOT BY OR ON BEHALF OF THE COMPANY. THE COMMITTEE TO ENHANCE COPYTELE URGES YOU TO SIGN, DATE AND RETURN THE WHITE CONSENT CARD IN FAVOR OF THE PROPOSALS DESCRIBED HEREIN.

Important Notice Regarding the Availability of Consent Materials for this Consent Solicitation

This Consent Statement is available at [________]

BACKGROUND TO SOLICITATION

The following is a chronology of events leading up to this consent solicitation:

•
Over a period of several months leading up to this consent solicitation, Mr. Reynolds made numerous attempts to privately reach out to the Board to discuss his concerns regarding CopyTele.  To date, Mr. Reynolds has not received a formal response from any of the directors.

•
On May 13, 2010, Mr. Reynolds sent a letter to the Board expressing his dissatisfaction with the current direction of the Company and desire to commence a dialogue in furtherance of the appointment of three independent stockholder representatives to the Board.

•
On May 13, 2010, Mr. Reynolds delivered a letter to the Company requesting a stockholder list and other corporate records of the Company under Section 220 of the Delaware General Corporation Law (the “Demand Letter”).

•
On May 19, 2010, Mr. Reynold’s counsel received a letter from Duane Morris, the Company’s outside counsel, declining to provide the information and materials requested in the Demand Letter on the grounds that the purpose set forth in the Demand Letter is allegedly inadequate under Section 220 of the Delaware General Corporation Law.

•
On May 24, 2010, Mr. Reynolds sent a second letter to the Board urging the Board to make the materials requested under the Demand Letter available in accordance with Delaware law and to commence immediate discussions regarding the appointment of three independent stockholder representatives to the Board.  In the letter Mr. Reynolds stated that if the Board continues to rebuff him that he would take all necessary action to protect his investment, including seeking other means to add three independent directors to the Board.

IMPORTANT
PLEASE READ THIS CAREFULLY

If your shares of Common Stock are registered in your own name, please submit your consent to us today by signing, dating and returning the enclosed WHITE consent card in the postage-paid envelope provided.

If you hold your shares in “street” name with a bank, broker firm, dealer, trust company or other nominee, only they can exercise your right to consent with respect to your shares of Common Stock and only upon receipt of your specific instructions.  Accordingly, it is critical that you promptly give instructions to consent to the Proposals to your bank, broker firm, dealer, trust company or other nominee.  Please follow the instructions to consent provided on the enclosed WHITE consent card.  If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed WHITE consent card.  The Committee urges you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to The Committee to Enhance CopyTele, c/o John D. Reynolds, One North Clematis Street, West Palm Beach, Florida 33401, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Execution and delivery of a consent by a record holder of shares of Common Stock will be presumed to be a consent with respect to all shares held by such record holder unless the consent specifies otherwise.

Only holders of record of shares of Common Stock as of the close of business on the Record Date will be entitled to consent to the Proposals.  If you are a stockholder of record as of the close of business on the Record Date, you will retain your right to consent even if you sell your shares of Common Stock after the Record Date.

IF YOU TAKE NO ACTION, YOU WILL IN EFFECT BE REJECTING THE PROPOSALS. ABSTENTIONS, FAILURES TO CONSENT AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT.

If you have any questions regarding your WHITE consent card
or need assistance in executing your consent, please contact John D. Reynolds at [phone].

QUESTIONS AND ANSWERS ABOUT THIS CONSENT SOLICITATION

The following are some of the questions you, as a stockholder, may have and answers to those questions.  The following is not meant to be a substitute for the information contained in the remainder of this Consent Statement, and the information contained below is qualified by the more detailed descriptions and explanations contained elsewhere in this Consent Statement.  We urge you to carefully read this entire Consent Statement prior to making any decision on whether to grant any consent hereunder.

WHO IS MAKING THE SOLICITATION?

The Committee to Enhance CopyTele is making this solicitation.  The Committee is comprised of Bruce F. Johnson, John D. Reynolds, David Richards, Lewis Titterton and Robert I. Webber.  As of [__], 2010, the members of the Committee held in the aggregate [_____] shares of Common Stock, or approximately [___]% of the Common Stock outstanding.

Each member of the Committee may be deemed a participant in this consent solicitation.  For additional information on the participants, please see “Additional Information Concerning the Participants” starting on page [__] of this Consent Statement.

WHAT ARE YOU ASKING THAT THE STOCKHOLDERS CONSENT TO?

The Committee is asking you to consent to four corporate actions: (1) the Board Size Proposal, (2) the Vacancy Proposal, (3) the Election Proposal and (4) the Bylaw Restoration Proposal.

The Committee is asking you to consent to the Board Size Proposal, Vacancy Proposal and Election Proposal to set the size of the Board at six directors and to elect the Nominees.  In addition, in order to ensure that your consent to set the size of the Board at six directors and elect the Nominees will not be modified or diminished by actions taken by the Board prior to the increase in the size of the Board and the election of the Nominees, the Committee is asking you to consent to the Bylaw Restoration Proposal.

WHO ARE THE NOMINEES THAT THE COMMITTEE IS PROPOSING TO ELECT TO THE BOARD?

The Committee is asking you to elect each of Bruce F. Johnson, Lewis Titterton and Robert I. Webber to serve as a director of CopyTele.  Except as otherwise disclosed in this Consent Statement, the Nominees are independent persons not affiliated with the Committee or CopyTele.  They are highly qualified, experienced and well-respected members of the business community who are committed to act in the best interests of CopyTele and its stockholders.

For information regarding the Nominees, please see the section titled “PROPOSAL 3 – THE ELECTION PROPOSAL – THE NOMINEES” starting on page [___] of this Consent Statement.

WHY ARE WE SOLICITING YOUR CONSENT?

We are soliciting your consent because we believe the current Board is not acting with the best interests of stockholders in mind.  This solicitation is being undertaken in order to elect three independent stockholder representatives to the Board.

WHO IS ELIGIBLE TO CONSENT TO THE PROPOSALS?

If you are a record owner of Common Stock as of the close of business on the Record Date, you have the right to consent to the Proposals.  Pursuant to the Bylaws, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board.  The Committee made a request on [________], 2010 that the Board fix a record date for this consent solicitation.  If the Board does not fix a record date pursuant to this request, then the  Bylaws provide that the record  date shall be the first  date on which a signed  written  consent  setting  forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered  office in this state, its principal place of business,  or an officer  or  agent  of the  Company having  custody  of the  book in  which proceedings  of meetings of  stockholders  are  recorded.

WHEN IS THE DEADLINE FOR SUBMITTING CONSENTS?

We urge you to submit your consent as soon as possible.  In order for our Proposals to be adopted, the Company must receive written unrevoked consents signed by a sufficient number of stockholders to adopt the Proposals within sixty (60) calendar days of the date of the earliest dated consent delivered to the Company.  John D. Reynolds intends to deliver a signed written consent to CopyTele on [________], 2010. Consequently, the Committee will need to deliver properly completed and unrevoked written consents to the Proposals from the holders of record of a majority of the shares of Common Stock outstanding as of the close of business on the Record Date no later than [________], 2010.  Nevertheless, we intend to set [________], 2010 as the goal for submission of written consents.  Effectively, this means that you have until [________], 2010 to consent to the Proposals.  WE URGE YOU TO ACT AS SOON AS POSSIBLE TO ENSURE THAT YOUR CONSENT WILL COUNT.

HOW MANY CONSENTS MUST BE RECEIVED IN ORDER TO ADOPT THE PROPOSALS?

The Proposals will be adopted and become effective when properly completed, unrevoked consents are signed by the holders of a majority of the outstanding shares of Common Stock as of the close of business on the Record Date, provided that such consents are delivered to the Company within sixty (60) calendar days of the date of the earliest dated consent delivered to the Company.  According to the Company’s preliminary revocation statement filed with the SEC on [________], 2010, as of [_________], 2010, there were [_________] shares of the Company’s Common Stock outstanding, each entitled to one consent per share. Cumulative voting is not permitted.  Assuming that the number of issued and outstanding shares of Common Stock remains [________] on the Record Date, the consent of the holders of at least [________] shares of Common Stock would be necessary to effect these Proposals.  The actual number of consents necessary to effect the Proposals will depend on the facts as they exist on the Record Date.

WHAT SHOULD YOU DO TO CONSENT TO OUR PROPOSALS?

If your shares of Common Stock are registered in your own name, please submit your consent to us by signing, dating and returning the enclosed WHITE consent card in the postage-paid envelope provided.

If you hold your shares in “street” name with a bank, broker firm, dealer, trust company or other nominee, only they can exercise your right to consent with respect to your shares of Common Stock and only upon receipt of your specific instructions.  Accordingly, it is critical that you promptly give instructions to consent to the Proposals to your bank, broker firm, dealer, trust company or other nominee.  Please follow the instructions to consent provided on the enclosed WHITE consent card.  If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed WHITE consent card.  We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to The Committee to Enhance CopyTele, [address] so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

WHOM SHOULD YOU CALL IF YOU HAVE QUESTIONS ABOUT THE SOLICITATION?

Please call John D. Reynolds at [phone].

IMPORTANT

The Committee urges you to express your consent on the WHITE consent card TODAY to:

•	the Board Size Proposal, Vacancy Proposal and the Election Proposal to set the size of the Board at six directors and elect the Nominees, Bruce F. Johnson, Lewis Titterton and Robert I. Webber ; and

•	the Bylaw Restoration Proposal to ensure that the incumbent Board does not limit the effect of your consent to set the size of the Board at six and elect the Nominees.

REASONS FOR OUR SOLICITATION

The Committee was formed on May 28, 2010 and as a result we became one of the largest stockholders of the Company, owning an aggregate of 11,528,550 shares of Common Stock, representing approximately 7.9% of the outstanding shares of Common Stock.  Collectively, as one of the largest stockholders of CopyTele, we have a vested financial interest in the maximization of the value of the Company’s Common Stock.  Our interests are aligned with the interests of all stockholders:  We have one simple goal – to maximize the value of the Common Stock for all stockholders.

We believe the Board has failed to maximize stockholder value as a result of poor operating performance, dilutive stock transactions and a lack of accountability.  Given the Board’s history of weak oversight and poor judgment, we have serious concerns about the ability of the current Board to effectively oversee the changes we believe are necessary in order to maximize stockholder value.

Specifically, our concerns include the following:

•	CopyTele’s poor operational and stock performance;

•	CopyTele’s consistent pattern of significantly diluting stockholders' equity through third-party stock issuances and generous equity awards to itself and management;

•	CopyTele’s lack of director independence; and

•	CopyTele’s failure to effectively communicate with its stockholders and the investment community.

Since inception the Company has lost money and failed to create value for its stockholders.

The Company has had net losses and negative cash flows from operations in each year since its inception and over the past three fiscal years management has delivered increasing net losses and declining stock prices.  Ten years ago the Company’s stock was trading at $2.06, it recently closed as low as $0.29.

Over the past five years the Company has consistently underperformed both the Nasdaq Stock Market U.S. Index and the Nasdaq Electronic Components Stock Index.

The Board has followed a course of diluting what little stock value exists.

The Board has approved dilutive stock transactions and issued themselves shares of Common Stock that rob the Company of potential profits and further dilute the value of the shares of Common Stock of the stockholders who have invested significant capital to acquire such shares.  Consider the following:

•
Of 11,065,455 shares of Common Stock reported to be beneficially owned by Messrs. Krusos, Herms and Larounis in the Company’s 2009 proxy statement, an astounding 9,665,000 of such shares, or 87%, were underlying stock options granted under the Company’s 2000 Share Incentive Plan and 2003 Share Incentive Plan;

•
In connection with the Technology License Agreement with Videocon Industries Limited, an Indian company (“Videocon”), the Company entered into a share subscription agreement with Mars Overseas, an affiliate of Videocon, pursuant to which Mars Overseas acquired 20,000,000 unregistered shares of the Company’s Common Stock, or approximately 13.7% of the Company’s outstanding shares.  While the Company is supposed to receive a license fee of $11 million from Videocon, the Company recently reported that it has only received aggregate license fee payments of $2.9 million to date;

•
In August 2009, the Company entered into an Engagement Agreement with ZQX Advisors, LLC (“ZQX”) to assist the Company in seeking business opportunities and licenses for its electrophoretic display technology (E-Paper®).  Pursuant to the Engagement Agreement, the Company gave ZQX 800,000 unregistered shares of Common Stock and warrants to purchase an additional 500,000 unregistered shares of Common Stock in exchange for a 19.5% ownership interest in ZQX.  Without adequate information regarding the ZQX transaction, we can only be left to assume this is yet another questionable and dilutive transaction; and

•
In September 2009, the Company entered into an agreement with Volga Svet Ltd. pursuant to which the Company gave Volga Svet 150,000 unregistered shares of Common Stock in exchange for a 19.9% ownership interest in Volga Svet.  Yet more dilution of stockholders’ equity.

Despite ongoing massive and dilutive share issuances, results from these transactions have been minimal to non-existent.

The Board lacks independence and accountability.

According to the Company’s 2009 Proxy Statement, not one of the Company’s three directors are “independent” under the rules applicable to the Nasdaq Stock Market.  Denis A. Krusos, 82, has served as Chairman of the Board and Chief Executive Officer since November 1982.  Henry P. Herms, 64, has served as Chief Financial Officer and Vice President - Finance since November 2000 and as a member of the Board since August 2001.  George P. Larounis, 81, an old friend of Mr. Krusos, has served as a member of the Board since September 1997, prior to which he served as a consultant to the Company.  We do not believe that the Board in its current form and with its current composition, lack of independence and conflicts of interest, can hold management accountable and act in the best interests of stockholders, the true owners of the Company.  We are seeking to reinvigorate CopyTele with “new blood” on the Board in the form of three new independent directors.

The Company does not have a standing audit, nominating or compensation committee.  The Company stated in the 2009 proxy statement that, given its size, separate committees of the Board are not necessary.  Therefore, under the current regime, a Board that is not sufficiently independent from management is left with the ability to determine management’s compensation.

We are also concerned that the Board has failed to publicly communicate a succession plan for key management positions and to maintain “key person” life insurance on Mr. Krusos.

Chairman and CEO Denis A. Krusos has been awarded generous compensation packages despite the Company’s poor operating performance and stock price performance.

In over 25 years as Chairman and CEO, Mr. Krusos has never shown a clear path to profitability or a plan for achieving it.  Yet despite the Company’s ongoing negative operational and stock performance, the Board continues to approve massively excessive compensation.  In fiscal year 2008 Mr. Krusos received $1.25 million of total compensation.  We believe a public company’s compensation program should be designed to provide a correlation between the financial success of management and achieving successful operating performance stockholders.  We believe the generous compensation packages that have been awarded to Mr. Krusos is spite of the Company’s poor financial and stock price performance, demonstrates the Board’s lack of independence and failure to hold Mr. Krusos accountable to the stockholders.

The Board has not communicated effectively with stockholders or the investment community.

The Board has failed to respond to requests by members of the Committee to initiate a constructive dialogue regarding the serious issues facing CopyTele.  Additionally, CopyTele has failed to adequately communicate with the investment community and disclose information to stockholders regarding the Company’s recent transactions.  In connection with the Technology License Agreement with Videocon, the Company recently reported that to date it has only received aggregate license fee payments of $2.9 million out of the $11 million it is suppose to receive.  Yet, the Company has not provided any information with regard to the $8.1 million it is purportedly owed by August 2010.  The Company is also to supposedly receive an agreed upon royalty from Videocon based on display sales by Videocon under the Technology License Agreement.  Yet stockholders have no way of being able to quantify the value of the royalty payments from Videocon since the Company failed to publicly file Exhibit E to the Technology License Agreement filed with its Form 10-Q for the fiscal quarter ended July 31, 2008.

CopyTele also disclosed in its Form 10-K that the Company has been working with an Asian company for more than six years to produce and market products utilizing the Company’s licensed technology.  At no point has the Company provided any details regarding this Asian company and the nature of the working relationship.  The Company has also provided stockholders with very little, if any, information about ZQX, who the Company entered into a material agreement with back in August 2009.

We believe stockholders are entitled to information so we can better understand and assess the Company’s business relationships and dealings.  The Company should have nothing to hide regarding these transactions.  Stockholder value will not be achieved without transparent communications detailing the reasons for any earnings shortfalls, providing specific evidence regarding how problems will be solved, and providing clear, accurate and concise guidance on future results.

We believe there is misalignment between the interests of management and the Board and the best interests of all stockholders of the Company.

We believe the apparent lack of concern for stockholder value is at least, in part, due to the fact that the current directors have little personal stake in the company. It should be noted that collectively the members of the Board and the executive management team directly own less than 1% of the Company. Of the 11,065,455 shares reported to be beneficially owned by Messrs. Krusos, Herms and Larounis in the Company's 2009 proxy statement, an astounding 9,665,000 of such shares, or 87%, were underlying options granted by the Company as compensation to the Board for their service.

The Nominees have the experience necessary to oversee operational and strategic initiatives with a goal of maximizing stockholder value.

Over the past several years, we do not believe the Board has acted in the best interests of the Company’s stockholders.  We are seeking to add three independent directors in order to bolster the Company and promote an atmosphere of accountability and oversight.

Each of the director nominees is qualified to serve on the Board. We believe our three director nominees have the right skill-sets and qualifications to address the serious issues facing the Company as well as help to significantly improve the Company’s corporate governance.  The Nominees, if elected, will not be a majority of the Board and will not have the power by themselves to cause the Board to act in any particular way; therefore it is not guaranteed that they will have the ability to enhance stockholder value.  If elected, there is the potential for a stalemate on certain decisions at the Board level since there would be three incumbent directors and three new directors.  If elected to the Board, the Nominees will, subject to their fiduciary duties as directors, endeavor to work with the other members of the Board to explore all opportunities to enhance stockholder value.  We believe that the election of the Nominees will send a strong message to the Board that further operational and strategic changes are required in order to maximize stockholder value.

PROPOSAL 1 – THE BOARD SIZE PROPOSAL

The Bylaws provide that the number of directors that constitute the Board shall be four; provided however that the Board, by resolution, may increase or decrease the number of directors that constitute the Board to not less than three nor more than five directors.  Allowing only stockholders to fix the number of directors comprising the Board and setting the size of the Board at six directors will permit the stockholders of the Company to elect the Nominees.  The text of the proposed amendment is set forth in Annex A to this Consent Statement.

The Election Proposal is conditioned upon the approval by the stockholders of this Board Size Proposal.

THE COMMITTEE URGES YOU TO CONSENT TO THE BOARD SIZE PROPOSAL.

PROPOSAL 2 – THE VACANCY PROPOSAL

The Bylaws provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the stockholders at a special meeting of the stockholders, or by a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director.  Allowing newly created directorships resulting from an increase in the size of the Board to be filled only by a vote of the stockholders will ensure that the stockholders have the ability to elect the Nominees to the Board.  This proposal is also intended to in general give stockholders of the Company greater authority to elect directors of the Company who will be accountable to the stockholders.  The text of the proposed amendment is set forth in Annex A to this Consent Statement.

The Election Proposal is conditioned upon the approval by the stockholders of this Vacancy Proposal.

THE COMMITTEE URGES YOU TO CONSENT TO THE VACANCY PROPOSAL.

PROPOSAL 3 - THE ELECTION PROPOSAL

The Board is currently composed of three directors.  For the reasons stated above we are seeking your consent to elect the Nominees.

THE NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Nominees.  This information has been furnished to the Committee by the Nominees.  The Nominees are citizens of the United States of America.

Bruce F. Johnson (Age 67) is a self-employed commodity trader.  Mr. Johnson has served as a director of CME Group Inc., the world’s largest futures exchange, since July 2007 when CME Group Inc. was created from the merger between the Chicago Mercantile Exchange and the Chicago Board of Trade. Previously he served as a director of CME Holdings Inc. since its formation in August 2001 until July 2007 when it became CME Group Inc.  Mr. Johnson has been a member of the Chicago Mercantile Exchange for more than 41 years.  Mr. Johnson has extensive knowledge of the capital markets as a result of his investment background.  The principal business address of Mr. Johnson is 440 South LaSalle Street, Suite 2303, Chicago, Illinois 60605.  Mr. Johnson directly owns 3,181,688 shares of Common Stock of CopyTele.

Lewis Titterton (Age 65) is a private investor.  Mr. Titterton has significant experience in the health care technologies industry and founded several companies, including MedE America, now part of WebMd.  Mr. Titterton also served as an adjunct professor of finance at State University of New York at Albany.  Mr. Titterton previously served as a director of CopyTele.  His experience and familiarity with CopyTele gives him unique insight into the issues facing the Company.  Mr. Titterton earned an M.B.A. from State University of New York at Albany and a B.A. from Cornell University.  The principal business address of Mr. Titterton is 6 Autumn Lane, Saratoga Springs, New York 12866.  Mr. Titterton directly owns 5,356,862 shares of Common Stock of CopyTele.

Robert I. Webber (Age 51) currently serves as President and CEO of Resolution Biomedical, Inc., a privately-held specialty diagnostics company.  Prior to joining Resolution Biomedical, Inc., Mr. Webber served as President and CEO (from 2008 to 2009), CFO (from 2006 to 2008) and COO (from 2007 to 2008) of Maui Land & Pineapple Company, Inc., a publicly-traded resort, real estate and agriculture company.  From 2004 to 2006, Mr. Webber served as a director, President and CFO of Dyntek, Inc., a publicly-traded provider of professional technology services.  Mr. Webber’s extensive experience at a wide-range of public and private companies has given him a strong understanding of corporate responsibility and corporate governance.  Mr. Webber earned an M.B.A. from Harvard Graduate School of Business Administration, a J.D. from Columbia University School of Law and a B.A. from Brigham Young University.  The principal business address of Mr. Webber is 6 Mirror Lake, Irvine, California 92604.  Mr. Webber does not directly own any securities of CopyTele nor has he made any purchases or sales of any securities of CopyTele during the past two years.

Each of the Nominees, as members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may be deemed to beneficially own the 11,528,550 shares of Common Stock owned in the aggregate by the Committee members.  Each of the Nominees disclaims beneficial ownership of such shares of Common Stock not directly owned by him, except to the extent of his pecuniary interest therein.  For information regarding transactions during the past two years by the Nominees of securities of CopyTele and by members of the Committee of securities of CopyTele that are deemed to be beneficially owned by the Nominees, see Schedule I.

The Nominees will not receive any compensation from any member of the Committee for their services as directors of CopyTele.  Other than as stated herein, there are no arrangements or understandings between any member of the Committee and either of the Nominees or any other person or persons pursuant to which the nomination described herein is to be made, other than the consent by each of the Nominees to be named in this Consent Statement and to serve as a director of CopyTele if elected.  None of the Nominees is a party adverse to CopyTele or any of its subsidiaries or has a material interest adverse to CopyTele or any of its subsidiaries in any material pending legal proceedings.

Although the Committee has no reason to believe that any of the Nominees will be unable or unwilling to serve as directors, if any of the Nominees is not available for election, the Committee may designate such other nominee or nominees to be elected to the Board.  Each of the Nominees has agreed to be named in this Consent Statement and to serve as a director of CopyTele, if elected.  If elected, each Nominee will hold office until his successor is elected and qualified at CopyTele’s 2010 annual meeting of stockholders or until his earlier death, resignation, retirement, disqualification or removal.

The Election Proposal is conditioned upon the approval by the stockholders of the Board Size Proposal and the Vacancy Proposal.

Change of Control Provisions

In the event the Proposals are approved by stockholders and the Nominees are elected, a “Change in Control” would be triggered under the Company’s 2000 Share Incentive Plan and 2003 Share Incentive Plan (the “Incentive Plans”).  Pursuant to the Incentive Plans, in the event of a change in control, any outstanding Stock Options and Stock Appreciation Rights (as defined under the Incentive Plans, respectively) shall immediately vest and become exercisable.

THE COMMITTEE URGES YOU TO VOTE FOR THE ELECTION OF THE NOMINEES ON THE ENCLOSED WHITE CONSENT CARD.

PROPOSAL 4 - THE BYLAW RESTORATION PROPOSAL

The Committee is asking you to consent to the adoption of the Bylaw Restoration Proposal to ensure that the incumbent Board does not limit the effect of your consent to increase the size of the Board to six directors and elect the Nominees to fill such newly created directorships through changes to the Bylaws not filed with the SEC on or before August 8, 2008.  The Bylaws permit the Board to amend the current Bylaws, or enact new Bylaws, without stockholder approval.  We are concerned that the Board may use this power to enact restrictive Bylaws limiting existing stockholders’ rights and abilities to take action in their capacity as stockholders of CopyTele.  The text of the proposed amendment is set forth in Annex A to this Consent Statement.

If the Board does not affect any change to the version of the Bylaws publicly available in filings by CopyTele with the SEC on or before August 8, 2008, the Bylaw Restoration Proposal will have no effect.  However, if the incumbent Board has made changes since that time, the Bylaw Restoration Proposal, if adopted, will restore the Bylaws to the version that was publicly available in filings by CopyTele with the SEC on August 8, 2008, without considering the nature of any changes the incumbent Board may have adopted.  As a result, the Bylaw Restoration Proposal could have the effect of repealing bylaw amendments which one or more stockholders of the Company may consider to be beneficial to them or to the Company.  However, the Bylaw Restoration Proposal will not preclude the Board from reconsidering any repealed bylaw changes following the consent solicitation.  The Committee is not currently aware of any specific bylaw provision that would be repealed by the adoption of the Bylaw Restoration Proposal.

THE COMMITTEE URGES YOU TO CONSENT TO THE BYLAW RESTORATION PROPOSAL.

NUMBER OF CONSENTS REQUIRED FOR THE PROPOSALS

Each of the Proposals will be adopted and become effective when properly completed, unrevoked consents are signed by the holders of a majority of the outstanding shares of Common Stock as of the close of business on the Record Date, provided that such consents are delivered to CopyTele within sixty (60) days of the earliest dated written consent delivered to CopyTele.  According to the Company’s [___________] filed with the SEC on [________], 2010, as of [_______], 2010, there were [_________] shares of the Company’s Common Stock outstanding, each entitled to one consent per share.  Cumulative voting is not permitted.  Assuming that the number of issued and outstanding shares remains [________] shares on the Record Date, the consent of the holders of at least [_________] shares of Common Stock would be necessary to effect the Proposals.  The actual number of consents necessary to effect the Proposals will depend on the facts as they exist on the Record Date.

IF YOU TAKE NO ACTION, YOU WILL IN EFFECT BE REJECTING THE PROPOSALS. ABSTENTIONS, FAILURES TO CONSENT AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT.  “Broker non-votes” occur when a bank, broker or other nominee holder has not received instructions with respect to a particular matter, including the Proposals, and therefore does not have discretionary power to vote on that matter.  As a result, we urge you to contact your broker, banker or other nominee TODAY if any shares of Common Stock you own are held in the name of a broker, banker or other nominee and you have not provided to them instructions to promptly consent to the Proposals.  Please follow the instructions to consent provided on the enclosed WHITE consent card.  If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or internet, instructions will be included on the enclosed WHITE consent card.

The Board Size Proposal, the Vacancy Proposal and the Bylaw Restoration Proposal are not subject to, or conditioned upon, the effectiveness of the other Proposals.  The Election Proposal is conditioned upon the effectiveness of the Board Size Proposal and the Vacancy Proposal.  If the size of the Board is not increased, and there are no resulting vacancies to fill, the Nominees cannot be elected pursuant to the Election Proposal.

CONSENT PROCEDURES

Section 228 of the DGCL provides that, absent a contrary provision in a Delaware corporation’s certificate of incorporation, any action that is required or permitted to be taken at a meeting of the corporation’s stockholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and such consents are properly delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  CopyTele’s Certificate of Incorporation does not contain any such contrary provision.

Article XIV of the Bylaws provides that holders of a majority of the outstanding Common Stock shall have the power to adopt, amend or repeal the Bylaws.

Pursuant to the Bylaws, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board.  The Committee made a request on [________], 2010 that the Board fix a record date for this consent solicitation.  On [_______], 2010, CopyTele notified the Committee that the Board had fixed [_______], 2010 as the record date for the determination of the Company’s stockholders who are entitled to execute, withhold or revoke consents relating to this consent solicitation.

For the Proposals to be effective, properly completed and unrevoked written consents must be delivered to CopyTele within sixty (60) days of the earliest dated written consent delivered to CopyTele.  John D. Reynolds intends to deliver a signed written consent to CopyTele on [__________], 2010.  Consequently, by [________], 2010 the Committee will need to deliver properly completed and unrevoked written consents to the Proposals from the holders of record of a majority of the shares of Common Stock outstanding as of the close of business on the Record Date.  We intend to set [_______], 2010 as the goal for submission of written consents.

 WE URGE YOU TO ACT TODAY TO ENSURE THAT YOUR CONSENT WILL COUNT.  We reserve the right to submit to CopyTele consents at any time within sixty (60) days of the earliest dated written consent delivered to CopyTele.

If the Proposals become effective as a result of this consent solicitation by less than unanimous written consent, prompt notice of the Proposals will be given under Section 228(e) of the DGCL to stockholders who have not executed written consents.  All stockholders will be notified as promptly as possible by press release of the results of the solicitation.

PROCEDURAL INSTRUCTIONS

You may consent to any of the proposals on the enclosed WHITE consent card by marking the “CONSENT” box and signing, dating and returning the WHITE consent card in the envelope provided.  You may also withhold your consent with respect to any of the proposals on the enclosed WHITE consent card by marking the “WITHHOLD CONSENT” box, and signing, dating and returning the WHITE consent card in the envelope provided.  You may abstain from consenting to any of the proposals on the enclosed WHITE consent card by marking the “ABSTAIN” box and signing, dating and returning the WHITE consent card in the envelope provided.

If you sign, date and return the WHITE consent card, but give no direction with respect to certain of the proposals, you will be deemed to consent to any such proposal.

Please note that in addition to signing the enclosed WHITE consent card, you must also date it to ensure its validity.

THE COMMITTEE URGES YOU TO CONSENT TO ALL THE PROPOSALS ON THE ENCLOSED WHITE CONSENT CARD

Revocation of Written Consents.  An executed consent card may be revoked at any time by delivering a written consent revocation before the time that the action authorized by the executed consent becomes effective.  Revocations may only be made by the record holder that granted such consent.  A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective.  The delivery of a subsequently dated WHITE consent card that is properly executed will constitute a revocation of any earlier consent.  The revocation may be delivered either to The Committee to Enhance CopyTele, or to the principal executive offices of CopyTele.  Although a revocation is effective if delivered to CopyTele, the Committee requests that either the original or photostatic copies of all revocations of consents be mailed or delivered to The Committee to Enhance CopyTele, [address], so that we will be aware of all revocations and can more accurately determine if and when sufficient unrevoked consents to the actions described in this Consent Statement have been received.

SOLICITATION OF CONSENTS

The solicitation of consents pursuant to this consent solicitation is being made by the Committee.  Consents may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

The Committee will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.  The Committee has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record.  The Committee will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.

The entire expense of soliciting proxies is being borne by the Committee.  Costs of this solicitation of proxies are currently estimated to be approximately $__,000.  The Committee estimates that through the date hereof its expenses in connection with this solicitation are approximately $___,000.

ADDITIONAL INFORMATION CONCERNING THE PARTICIPANTS

The participants in the proxy solicitation are Bruce F. Johnson, John D. Reynolds, David Richards, Lewis Titterton, Robert I. Webber and the Committee.

Bruce F. Johnson is a self-employed commodity trader.  John D. Reynolds is a private investor.  David Richards is retired and is currently a private investor.  Lewis Titterton is retired and is currently a private investor.  The principal occupation of Robert I. Webber is serving as President and CEO of Resolution Biomedical, Inc.

The principal business address of Bruce F. Johnson is 440 South LaSalle Street, Suite 2303, Chicago, Illinois 60605.  The principal business address of John D. Reynolds is One N. Clematis, West Palm Beach, Florida 33401.  As he is retired, David Richards does not currently maintain a principal business address.  The principal business address of Lewis Titterton is 6 Autumn Lane, Saratoga Springs, New York 12866.  The principal business address of Robert I. Webber is 6 Mirror Lake, Irvine, California 92604.

As of the date of this filing, Bruce F. Johnson owned directly 3,181,688 shares of Common Stock, constituting approximately 2.2% of the shares of Common Stock outstanding.  As of the date of this filing, John D. Reynolds owned directly 2,000,000 shares of Common Stock, constituting approximately 1.4% of the shares of Common Stock outstanding.  As of the date of this filing, David Richards owned directly 990,000 shares of Common Stock, constituting less than one percent of the shares of Common Stock outstanding.  As of the date of this filing, Lewis Titterton owned directly 5,356,862 shares of Common Stock, constituting approximately 3.7% of the shares of Common Stock outstanding.  As of the date of this filing Robert I. Webber did not own shares of Common Stock directly.

The Committee is composed of Bruce F. Johnson, John D. Reynolds, David Richards, Lewis Titterton and Robert I. Webber.  The Committee is not a business entity and has no place of organization.

Each member of the Committee, as a member of a “group” with the other Committee members, for the purposes of Rule 13d-5(b)(1) of the Exchange Act, may be deemed to beneficially own the shares of Common Stock owned by the other Committee members.  Each member of the Committee disclaims beneficial ownership of the shares of Common Stock disclosed herein that he does not directly own, except to the extent of his pecuniary interest therein.  For information regarding purchases and sales of securities of CopyTele during the past two years by members of the Committee, see Schedule I.

The Committee intends to seek reimbursement from CopyTele of all expenses it incurs in connection with the solicitation.  The Committee does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

On May 28, 2010, the members of the Committee entered into a Joint Filing and Solicitation Agreement in which, among other things, (i) the parties agreed to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of CopyTele, (ii) the parties agreed to solicit written consents or proxies in favor of the Proposals and to take all other action necessary or advisable to achieve the foregoing (the “Solicitation”), (iii) each of Bruce F. Johnson, John D. Reynolds, David Richards and Lewis Titterton agreed to pay a specified proportional share of all expenses incurred by the parties in connection with the Solicitation, subject to certain limitations, and (ix) the parties agreed that they shall be referred to as “The Committee to Enhance CopyTele.”

Except as set forth in this Consent Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of CopyTele; (iii) no participant in this solicitation owns any securities of CopyTele which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of CopyTele during the past two years; (v) no part of the purchase price or market value of the securities of CopyTele owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of CopyTele, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of CopyTele; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of CopyTele; (ix) no participant in this solicitation or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of CopyTele’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which CopyTele or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by CopyTele or its affiliates, or with respect to any future transactions to which CopyTele or any of its affiliates will or may be a party; and (xi) no person, including any of the participants in this solicitation, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on as set forth in this Consent Statement.  There are no material proceedings to which any participant in this solicitation or any of his or its associates is a party adverse to CopyTele or any of its subsidiaries or has a material interest adverse to CopyTele or any of its subsidiaries.  With respect to each of the participants in this solicitation, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past five years.

STOCKHOLDER PROPOSALS FOR THE COMPANY’S 2010 ANNUAL MEETING

According to the Company’s public filings, stockholders wishing to present a proposal at the Company’s 2010 annual meeting of stockholders must submit such proposal to the Company by August 10, 2010 if they wish for it to be eligible for inclusion in the Company’s proxy statement and form of proxy relating to that meeting.  In addition, under the Bylaws, a stockholder wishing to nominate a person to the Board at the 2010 annual meeting of stockholders (but not include such nomination in the Company’s proxy statement) or wishing to make a proposal with respect to any other matter (but not include such proposal in the Company’s proxy statement) at the 2010 annual meeting of stockholders, must submit the required information to the Company by August 10, 2010; provided, however, that such notice shall not be required to be given more than seventy-five (75) days prior to the date of the 2010 annual meeting of stockholders.

The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the Company’s 2010 annual meeting of stockholders is based on information contained in the Company’s public filings.  The incorporation of this information in this Consent Statement should not be construed as an admission by the Committee that such procedures are legal, valid or binding.

SPECIAL INSTRUCTIONS

If you were a record holder of shares of Common Stock as of the close of business on the Record Date for this consent solicitation, you may elect to consent to, withhold consent to or abstain with respect to each Proposal by marking the “CONSENT,” “WITHHOLD CONSENT” or “ABSTAIN” box, as applicable, underneath each Proposal on the accompanying WHITE consent card and signing, dating and returning it promptly in the enclosed post-paid envelope.

IF A STOCKHOLDER EXECUTES AND DELIVERS A WHITE CONSENT CARD, BUT FAILS TO CHECK A BOX MARKED “CONSENT,” “WITHHOLD CONSENT” OR “ABSTAIN” FOR A PROPOSAL, THAT STOCKHOLDER WILL BE DEEMED TO HAVE CONSENTED TO THAT PROPOSAL, EXCEPT THAT THE STOCKHOLDER WILL NOT BE DEEMED TO CONSENT TO THE ELECTION OF ANY DIRECTOR WHOSE NAME IS WRITTEN IN THE SPACE THE APPLICABLE INSTRUCTION TO THE ELECTION PROPOSAL PROVIDES ON THE CARD.

YOUR CONSENT IS IMPORTANT.  PLEASE SIGN AND DATE THE ENCLOSED WHITE CONSENT CARD AND RETURN IT IN THE ENCLOSED POST-PAID ENVELOPE PROMPTLY.  YOU MUST DATE YOUR CONSENT IN ORDER FOR IT TO BE VALID.  FAILURE TO SIGN, DATE AND RETURN YOUR CONSENT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE PROPOSALS.

If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can execute a consent with respect to those shares of Common Stock and only on receipt of specific instructions from you.  Thus, you should contact the person responsible for your account and give instructions for the WHITE consent card to be signed representing your shares.  You should confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to The Committee to Enhance CopyTele, [address], so that we will be aware of all instructions given and can attempt to ensure that those instructions are followed.

If you have any questions or require any assistance in executing your consent, please contact John D. Reynolds at [phone].

 Information Concerning CopyTele

See Schedule II for information regarding persons who beneficially own more than 5% of the shares of Common Stock and the ownership of the Common Stock by the directors and management of CopyTele.

THE COMMITTEE TO ENHANCE COPYTELE

[_________], 2010

SCHEDULE I

PURCHASES AND SALES IN THE SECURITIES OF COPYTELE, INC.
DURING THE PAST TWO YEARS

Transaction	Date	Quantity	Price ($)

BRUCE F. JOHNSON
Buy	06/13/2008	100	0.9745
Buy	08/28/2008	500	0.9386
Buy	08/28/2008	200	0.9596
Buy	08/29/2008	100	0.9946
Buy	09/04/2008	5,000	0.7652
Buy	09/04/2008	3,931	0.7638
Buy	09/04/2008	10,000	0.7143
Buy	09/11/2008	100	0.9142
Buy	09/11/2008	100	0.8841
Buy	10/15/2008	1,000	0.5196
Buy	10/29/2008	10,000	0.4731
Buy	10/29/2008	600	0.4740
Buy	10/29/2008	1,000	0.4894
Buy	10/29/2008	5,500	0.4837
Buy	10/29/2008	1,000	0.5095
Buy	11/07/2008	1,000	0.5296
Buy	11/12/2008	500	0.5065
Buy	11/12/2008	5,000	0.4838
Buy	11/18/2008	100	0.5424
Buy	11/25/2008	200	0.5074
Buy	11/26/2008	100	0.5424
Buy	11/26/2008	200	0.4571
Buy	11/28/2008	200	0.4772
Buy	12/02/2008	2,500	0.3043
Buy	12/02/2008	2,500	0.3015
Buy	12/02/2008	1,082	0.3080
Buy	12/02/2008	3,918	0.3015
Buy	12/04/2008	10,000	0.3022
Buy	12/10/2008	1,000	0.2884
Buy	12/10/2008	500	0.2854
Buy	12/24/2008	100	0.4419
Buy	12/24/2008	10,000	0.3600
Buy	12/24/2008	10,000	0.3575
Buy	12/26/2008	4,500	0.4036
Buy	12/26/2008	5,500	0.4020
Buy	12/26/2008	5,000	0.4336
Buy	01/06/2009	1,000	0.4090
Buy	01/06/2009	100	0.4720

Transaction	Date	Quantity	Price ($)

Buy	01/13/2009	1,000	0,4392
Buy	01/21/2009	100	0.4218
Buy	01/22/2009	100	0.4218
Buy	02/12/2009	1,000	0.3387
Buy	02/12/2009	1,000	0.3387
Buy	02/12/2009	2,000	0.3352
Buy	02/13/2009	100	0.3916
Buy	003/9/2009	500	0.3155
Buy	03/25/2009	1,000	0.2482
Buy	03/25/2009	1,000	0.2482
Buy	03/30/2009	500	0.2854
Buy	05/08/2009	500	0.3356
Buy	05/08/2009	500	0.3356
Buy	05/08/2009	800	0.3304
Buy	05/08/2009	200	0.3216
Buy	05/08/2009	10,000	0.3324
Buy	05/08/2009	200	0.3767
Buy	05/12/2009	200	0.4169
Buy	05/29/2009	5,000	0.3331
Buy	05/29/2009	500	0.3256
Buy	06/22/2009	100	0.4670
Buy	07/15/2009	100	0.4318
Buy	08/26/2009	2,900	0.3944
Sale	08/26/2009	5,000	0.3866
Buy	08/27/2009	1,000	0.4090
Buy	08/27/2009	500	0.4361
Buy	08/27/2009	100	0.4921
Buy	08/27/2009	100	0.5524
Buy	09/14/2009	100	0.9846
Buy	09/14/2009	1,000	1.0570
Buy	09/14/2009	1,000	1.0870
Buy	09/14/2009	1,000	1.0870
Buy	09/14/2009	500	1.1140
Buy	09/15/2009	1,000	1.1070
Buy	09/15/2009	500	0.9788
Buy	09/15/2009	9,500	0.9648
Buy	09/15/2009	500	0.9989
Buy	09/15/2009	500	0.9989
Buy	09/16/2009	2,500	0.8772
Buy	09/16/2009	2,500	0.8743
Buy	09/17/2009	1,000	0.9216
Buy	09/18/2009	500	0.9185
Buy	09/30/2009	100	0.9444
Buy	09/30/2009	200	0.9245

Transaction	Date	Quantity	Price ($)

Buy	10/05/2009	100	0.9544
Buy	10/06/2009	100	0.9896
Buy	10/06/2009	100	0.9846
Buy	10/09/2009	100	0.9846
Buy	10/09/2009	100	0.9946
Buy	10/09/2009	100	0.9946
Buy	03/05/2010	1,000	0.5045
Buy	03/15/2010	1,000	0.4693
Buy	05/13/2010	1,000	0.3487
Buy	05/13/2010	1,000	0.3588

JOHN D. REYNOLDS
Buy	06/17/2008	22,700	0.8785
Buy	06/18/2008	5,000	0.8615
Buy	06/19/2008	12,840	0.8583
Buy	07/02/2008	30,000	0.7060
Buy	07/09/2008	45,000	0.7061
Buy	07/09/2008	10,000	0.7067
Buy	07/10/2008	15,000	0.7065
Buy	07/21/2008	25,000	0.7063
Buy	07/21/2008	25,000	0.7063
Buy	07/21/2008	25,000	0.7063
Buy	07/22/2008	25,000	0.7063
Buy	07/24/2008	30,500	0.7162
Buy	01/09/2009	47,000	0.4040
Buy	01/09/2009	30,000	0.4100
Buy	01/14/2009	5,000	0.3455
Buy	02/25/2009	16,900	0.2324
Buy	02/26/2009	65,000	0.2325
Buy	04/14/2009	25,000	0.3078
Buy	04/14/2009	11,000	0.3056
Buy	04/17/2009	15,000	0.3105
Buy	05/05/2009	20,000	0.3353
Buy	05/05/2009	7,500	0.3360
Buy	06/30/2009	19,000	0.3953
Buy	07/01/2009	13,100	0.3855
Buy	07/21/2009	40,000	0.3350
Buy	08/03/2009	2,000	0.3898
Buy	08/04/2009	16,000	0.3757
Buy	08/17/2009	4,648	0.3767
Buy	08/18/2009	4,000	0.3843
Buy	08/21/2009	12,343	0.4056

Transaction	Date	Quantity	Price ($)

Buy	08/21/2009	10,000	0.3855
Buy	09/24/2009	23,000	0.8352
Buy	09/29/2009	9,100	0.8958
Buy	09/30/2009	12,000	0.8556
Buy	10/23/2009	22,800	0.8853
Buy	10/23/2009	14,500	0.8856
Buy	10/23/2009	10,000	0.8859
Buy	10/26/2009	19,000	0.8553
Buy	12/22/2009	62,500	0.6251
Buy	02/22/2010	12,600	0.4715
Buy	02/23/2010	15,370	0.4654
Buy	02/24/2010	4,400	0.4566
Buy	02/25/2010	4,000	0.4705
Buy	02/26/2010	1,730	0.5232
Buy	02/26/2010	9	1.3344
Buy	04/05/2010	30,000	0.3752
Buy	04/23/2010	10,000	0.3057
Buy	04/26/2010	4,185	0.3467
Buy	04/28/2010	55,815	0.3431

DAVID RICHARDS
Buy	11/07/2008	5,000	0.4860
Buy	11/10/2008	30,000	0.4670
Buy	11/11/2008	30,000	0.4620
Buy	11/12/2008	35,000	0.4590
Buy	12/16/2008	69,865	0.2550
Buy	12/17/2008	5,000	0.2560
Buy	02/20/2009	25,185	0.2560
Buy	03/23/2009	34,000	0.2300
Buy	04/08/2009	68,900	0.2570
Buy	05/05/2009	26,100	0.3640
Buy	05/05/2009	5,000	0.3200

LEWIS TITTERTON
Buy	05/01/2008	20,800	1.0350
Buy	05/02/2008	5,000	1.1610
Buy	05/05/2008	5,000	1.0610
Buy	05/12/2008	5,000	1.0310
Buy	05/14/2008	15,000	1.0100
Buy	05/16/2008	3,000	0.9710
Buy	05/28/2008	10,000	0.9150
Buy	06/12/2008	18,100	0.9280
Buy	06/13/2008	5,000	0.9210
Buy	06/16/2008	5,000	0.9110

Transaction	Date	Quantity	Price ($)

Buy	06/17/2008	2,900	0.8630
Buy	06/19/2008	15,000	0.7970
Buy	06/20/2008	2,500	0.7930
Buy	06/23/2008	9,500	0.8310
Buy	06/24/2008	2,000	0.8090
Buy	06/25/2008	2,500	0.8000
Buy	07/02/2008	2,500	0.6840
Buy	07/03/2008	5,000	0.7010
Buy	07/11/2008	5,000	0.6820
Buy	07/17/2008	7,500	0.7300
Buy	07/23/2008	5,000	0.7160
Buy	07/24/2008	10,000	0.7230
Buy	08/01/2008	5,000	0.8010
Buy	08/04/2008	10,000	0.8000
Buy	08/28/2008	5,000	0.7910
Buy	09/02/2008	50,000	0.7290
Buy	09/03/2008	15,000	0.8100
Buy	09/04/2008	12,500	0.8240
Buy	09/05/2008	15,000	0.8100
Buy	09/08/2008	1,000	0.7580
Buy	09/09/2008	25,000	0.7920
Buy	09/16/2008	10,000	0.6950
Buy	09/18/2008	10,000	0.6300
Buy	09/19/2008	10,945	0.6300
Buy	09/23/2008	7,500	0.6270
Buy	09/26/2008	10,000	0.6350
Buy	10/03/2000	15,000	0.6470
Buy	10/07/2008	15,000	0.5300
Buy	10/08/2008	15,000	0.4640
Buy	10/15/2008	5,000	0.4220
Buy	10/20/2008	10,000	0.4600
Buy	10/22/2008	5,000	0.4910
Buy	10/23/2008	15,000	0.5140
Buy	10/24/2008	10,000	0.4850
Buy	11/26/2008	15,000	0.3090
Buy	12/16/2008	20,000	0.2650
Buy	12/31/2008	15,000	0.3600
Buy	02/09/2009	10,000	0.3160
Buy	02/11/2009	5,000	0.3110
Buy	02/19/2009	20,000	0.2600
Buy	02/20/2009	15,000	0.2600
Buy	03/26/2009	5,000	0.2760
Buy	03/27/2009	7,800	0.2690
Buy	03/30/2009	8,650	0.2610

Transaction	Date	Quantity	Price ($)

Buy	04/01/2009	5,000	0.2610
Buy	04/02/2009	49,500	0.2700
Buy	04/03/2009	30,000	0.2730
Buy	04/06/2009	5,000	0.2660
Buy	04/13/2009	30,000	0.3170
Buy	04/15/2009	379	0.3530
Buy	05/05/2009	52,500	0.3280
Buy	05/08/2009	5,000	0.4000
Buy	05/20/2009	20,000	0.3500
Buy	05/22/2009	15,000	0.3100
Buy	05/27/2009	20,000	0.2900
Buy	05/28/2009	5,000	0.2900
Buy	06/04/2009	5,000	0.3310
Buy	06/09/2009	15,000	0.3710
Buy	06/18/2009	10,000	0.3800
Buy	06/19/2009	100	0.4100
Buy	06/25/2009	5,000	0.4210
Buy	06/26/2009	5,000	0.3810
Buy	07/08/2009	5,000	0.3410
Buy	07/09/2009	5,000	0.3610
Buy	07/14/2009	400	0.3490
Buy	07/15/2009	5,000	0.3200
Buy	07/20/2009	30,000	0.3300
Buy	07/22/2009	5,000	0.3360
Buy	07/28/2009	1,470	0.3120
Buy	07/29/2009	20,000	0.3200
Buy	07/30/2009	8,000	0.3180
Buy	07/31/2009	10,000	0.3500
Buy	08/13/2009	35,000	0.3660
Buy	08/14/2009	15,000	0.3870
Buy	08/17/2009	18,000	0.3660
Buy	08/18/2009	4,000	0.3720
Buy	08/20/2009	5,000	0.3820
Buy	08/21/2009	10,000	0.3900
Buy	08/24/2009	35,000	0.4100
Buy	11/23/2009	15,000	0.7270
Buy	11/24/2009	34,000	0.7000
Buy	11/25/2009	16,000	0.6900
Buy	11/27/2009	17,500	0.7140
Buy	11/30/2009	14,911	0.7190
Buy	12/01/2009	5,000	0.7310
Buy	12/02/2009	12,700	0.7430
Buy	12/03/2009	8,500	0.7250
Buy	12/04/2009	15,000	0.7190

Transaction	Date	Quantity	Price ($)

Buy	12/07/2009	15,000	0.6600
Buy	12/08/2009	5,000	0.6910
Buy	12/09/2009	25,000	0.6820
Buy	12/10/2009	10,000	0.6700
Buy	12/29/2009	5,000	0.6110
Buy	12/31/2009	10,000	0.6150
Buy	01/08/2010	2,500	0.6160
Buy	01/11/2010	5,000	0.6010
Buy	01/14/2010	5,500	0.6360
Buy	01/21/2010	5,000	0.5810
Buy	01/22/2010	5,000	0.5110
Buy	01/25/2010	5,000	0.4920
Buy	01/26/2010	6,350	0.4610
Buy	01/28/2010	3,500	0.4920
Buy	01/29/2020	6,600	0.4910
Buy	02/01/2010	15,135	0.5240
Buy	02/03/2010	5,000	0.4810
Buy	02/04/2010	45,125	0.5180
Buy	02/05/2010	35,000	0.5020
Buy	02/08/2010	5,000	0.4760
Buy	02/09/2010	5,000	0.4760
Buy	02/10/2010	25,804	0.4710
Buy	02/11/2010	5,700	0.4790
Buy	02/12/2010	4,550	0.4620
Buy	02/16/2010	5,000	0.4710
Buy	02/18/2010	10,000	0.4610
Buy	02/19/2010	6,000	0.4620
Buy	02/23/2010	3,400	0.4710
Buy	02/24/2010	4,000	0.4710
Buy	02/26/2010	4,250	0.4960
Buy	03/17/2010	10,000	0.4300
Buy	03/19/2010	10,000	0.4200
Buy	03/23/2010	20,000	0.4110
Buy	03/24/2010	10,000	0.4100
Buy	03/25/2010	13,000	0.3910
Buy	05/20/2010	25,625	0.3530

SCHEDULE II

The following table is re-printed from the Company’s [_________] filed with the Securities and Exchange Commission on [__________], 2010.

II-1

ANNEX A

PROPOSED AMENDMENTS TO THE AMENDED AND RESTATED BY-LAWS OF COPYTELE, INC.

1.	Proposed amendment to Article II, Section 2(a) of the Bylaws.

Article II, Section 2(a) the Bylaws of the Company is amended by deleting the section in its entirety and replacing it with the following:

“(a) Each director shall be at least 18 years of age.  A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware.  The number of directors constituting the entire Board shall be determined from time to time exclusively by a vote of the stockholders.  The number of directors constituting the entire Board shall be six directors. One of such directors may be selected by the Board of Directors to be its Chairman.  The Chairman of the Board shall preside at all meetings of the Board of Directors, and shall act as Chairman at all meetings of the stockholders at which he shall be present.  The use of the phrase “entire Board” herein refers to the total number of directors which the Corporation would have if there were no vacancies.”

2.	Proposed amendment to Article II, Section 12 of the Bylaws.

Article II, Section 12 of the Bylaws of the Company is amended by deleting the section in its entirety and replacing it with the following:

“Vacancies on the Board of Directors resulting other than from newly created directorships shall be filled by a vote of the stockholders, or by a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director.  Any vacancies resulting from newly created directorships shall be filled only by a vote of the stockholders.”

3.	Proposed amendment to Article XIV of the Bylaws.

Article XIV of the Bylaws of the Company is amended by adding the following:

“Any provision of these By-laws as of the effectiveness of this resolution that was not included in the Amended and Restated By-laws of CopyTele, Inc., that became effective on August 4, 2008, and were filed with the Securities and Exchange Commission on August 8, 2008, be and are hereby repealed.”

II-2

Preliminary Consent Statement - Subject to Completion
Dated May 28, 2010

WHITE CONSENT CARD

CONSENT OF STOCKHOLDERS OF COPYTELE, INC. TO ACTION WITHOUT A MEETING:

THIS CONSENT SOLICITATION IS BEING MADE BY THE COMMITTEE TO ENHANCE COPYTELE (THE “COMMITTEE”)

Unless otherwise indicated below, the undersigned, a stockholder of record of CopyTele, Inc. (the “Company”) as of the record date established for determining stockholders entitled to consent to the following actions (the “Record  Date”), hereby consents pursuant to Section 228(a) of the Delaware General Corporation Law with respect to all shares of common stock of the Company (the “Shares”) held by the  undersigned to the taking of the following actions without a meeting of the stockholders of the Company:

IF NO BOX IS MARKED FOR A PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO CONSENT TO SUCH PROPOSAL, EXCEPT THAT THE UNDERSIGNED WILL NOT BE DEEMED TO CONSENT TO THE ELECTION OF ANY DIRECTOR WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED.  THE COMMITTEE RECOMMENDS THAT YOU CONSENT TO PROPOSALS 1-4.

1.
Amend the Company’s Amended and Restated Bylaws (“the Bylaws”) to allow only stockholders to fix the number of directors of the Company and to set the size of the Company’s Board of Directors (the “Board”) at six directors.

☐	☐	☐
Consent	Withhold Consent	Abstain

2.	Amend the Bylaws to allow newly created directorships resulting from an increase in the size of the Board to be filled only by a vote of the stockholders.

☐	☐	☐
Consent	Withhold Consent	Abstain

3.
Upon the approval of Proposals 1 and 2, elect each of Bruce F. Johnson, Lewis Titterton and Robert I. Webber (the “Nominees”) to serve as directors of the Company (or, if any such Nominee is unable or unwilling to serve as a director of the Company, any other person designated as a nominee by the Committee).

☐	☐	☐
Consent	Withhold Consent	Abstain

TO WITHHOLD AUTHORITY TO CONSENT TO THE ELECTION OF ONE OR MORE OF THE NOMINEES, CHECK THE “CONSENT” BOX ABOVE AND WRITE THE CANDIDATE(S) NAME(S) FOR WHOM YOU WISH TO WITHHOLD YOUR CONSENT IN THE SPACE BELOW.

4.
Repeal any provision of the Bylaws in effect at the time this proposal becomes effective that was not included in the Bylaws that became effective on August 4, 2010 and were filed with the Securities and Exchange Commission on August 8, 2008.

☐	☐	☐
Consent	Withhold Consent	Abstain

Proposal 1, Proposal 2 and Proposal 4 are not subject to, or conditioned upon, the effectiveness of the other Proposals.  The effectiveness of Proposal 3 is conditioned upon the effectiveness of Proposal 1 and Proposal 2.  If the size of the Board is not increased, and there are no vacancies to fill, the Nominees cannot be elected pursuant to Proposal 3.

IN THE ABSENCE OF DISSENT OR ABSTENTION BEING INDICATED ABOVE, THE UNDERSIGNED HEREBY CONSENTS TO EACH ACTION LISTED ABOVE.

IN ORDER FOR YOUR CONSENT TO BE VALID, IT MUST BE DATED.

Date:	2010

Signature

Signature (if held jointly)

Title(s):

Please sign exactly as name appears on stock certificates or on label affixed hereto. When Shares are held by joint tenants, both should sign. In case of joint owners, EACH joint owner should sign.  When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such.

THIS SOLICITATION IS BEING MADE BY THE COMMITTEE AND NOT ON BEHALF OF THE COMPANY.

PLEASE SIGN, DATE AND MAIL YOUR CONSENT PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.